UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

MISSION PRODUCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39561	95-3847744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification No.)

2710 Camino Del Sol, Oxnard, CA	93030
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (805) 981-3650

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2023, Mission Produce, Inc. (the “Company”) announced that Timothy A. Bulow, President and Chief Operating Officer, will depart the Company effective September 30, 2023 to pursue other opportunities. Chief Executive Officer, Stephen J. Barnard, will assume Mr. Bulow’s duties.

In connection with Mr. Bulow’s departure, the Company has entered into a Separation Agreement and General Release pursuant to which the Company will pay Mr. Bulow severance payments consisting of: (i) $475,020, representing one year of base salary; (ii) twelve months of Company-paid COBRA; and (iii) acceleration of outstanding unvested restricted stock units that would have become vested on January 6, 2024 had Mr. Bulow remained employed through such date, pro-rated for the length of time served from the grant date to the separation date. In exchange for the aforementioned severance payments, the Company received a general release of claims from Mr. Bulow. The foregoing description is qualified in its entirety by reference to the Separation Agreement and General Release, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the period ending October 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.
Date: September 21, 2023

/s/ Stephen J. Barnard
Stephen J. Barnard
Chief Executive Officer